SCHEDULE 14A                                                        Page 1 of 20

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                   Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                 Winthrop Growth Investors 1 Limited Partnership
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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     to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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
SCHEDULE 14A                                                        Page 2 of 20

                                PRELIMINARY COPY
                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 461-2657

                                October __, 2003

Dear Limited Partner:

         Two Winthrop Properties, Inc., the managing general partner of your partnership (the "General Partner"), is writing to request your consent to an amendment (the "Amendment") of the Agreement of Limited Partnership of Winthrop Growth Investors 1 Limited Partnership (the "Partnership") to extend the term of the Partnership Agreement from December 31, 2003 to December 31, 2021. Enclosed for your consideration is a Consent Solicitation Statement, dated October __, 2003 (the "Solicitation Statement"), and a form of Consent of Limited Partner (the "Consent Form").

         If the Amendment is approved, the term of your Partnership will be extended until December 31, 2021 and your Partnership will continue to operate as it has in the past. If the Amendment is not approved, the term of the Partnership Agreement will expire on December 31, 2003, and the Partnership will wind up its affairs in accordance with the terms of the Partnership Agreement and applicable law. Under the Partnership Agreement, the General Partner must liquidate the assets of the Partnership on the expiration of its term, but if the General Partner determines that an immediate sale of any of the Partnership's assets would cause undue loss to the partners, the General Partner may defer liquidation of the Partnership's assets for a reasonable time.

         Your Partnership owns two properties (each a "Property" and together, the "Properties") through two limited partnerships in which your Partnership owns a 99.9% and 99.98% limited partnership interest respectively (each a "local limited partnership"). The general partner of each local limited partnership is an affiliate of the General Partner. If the Properties are sold, the Partnership would recognize gain or loss for Federal income tax purposes in the tax year in which the sale occurs. Any taxable income would be allocated to the partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. To the extent that the Properties are sold prior to the time that they would be sold if the Partnership is extended, the sales price for the Properties may be less than if the General Partner had greater control over the timing of the sales. Your General Partner is of the opinion that the Properties should not be required to be sold at the present time. If the Partnership sells the Properties in a "forced sale" due to a near-term dissolution date, the General Partner is of the opinion that its negotiating leverage will be greatly reduced and that the net proceeds to the Partnership and the limited partners would likely be lower than if the Properties were disposed of over time in an orderly manner.

         If the term of the Partnership is not extended and the Properties are not sold prior to its expiration, the Partnership will dissolve and the General Partner will be required to immediately seek to liquidate the Partnership's assets which, we believe, given the nature of the assets and timing of the sales, will generate minimal value for such assets. Further, it is possible that the assets could not be sold in a reasonable time period thereby requiring the Partnership to distribute its remaining assets in kind. Accordingly, if the Partnership were to be dissolved and liquidated, we believe that limited partners would (i) receive only a small fraction of the ultimate realizable value of the Partnership's assets or (ii) either be distributed a limited partner interest in each of the local limited partnerships in which the Partnership holds an investment that are not liquidated, thereby resulting in the limited partner holding a direct limited partner interest in the local limited partnership or, more likely, receive an interest in a liquidating trust that would hold the remaining assets of the Partnership and which would not be subject to the current reporting requirements of the Partnership and in which transfers would be severely restricted.

         The consent of limited partners who own more than 50% of all outstanding limited partnership interests in your Partnership ("Units") is required to approve the Amendment. AIMCO Properties, L.P. ("AIMCO Properties") and its affiliates currently own 10,979.25 Units or approximately 47.45% of the outstanding Units in the Partnership. AIMCO Properties has indicated that it will vote its interests FOR the Amendment and the selection of counsel by the General Partner, as discussed below. Please read the enclosed Consent Solicitation Statement carefully.

         The General Partner cannot predict when the Properties will be sold. In the past several years, your Partnership has sold the following properties to unaffiliated third parties: Sunflower Apartments in 2000 for a gross purchase price of $6,900,000 and Stratford Village Apartments in 2002 for a gross purchase price of $9,514,000.

SCHEDULE 14A                                                        Page 3 of 20

         The general partners of the Partnership are the General Partner and Linnaeus-Lexington Associates Limited Partnership. Your General Partner is an affiliate of AIMCO Properties, and its affiliates receive fees for managing the Partnership, as discussed in the accompanying Consent Solicitation Statement, and therefore has a conflict of interest. Continuation of the Partnership beyond 2003 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2003 if the Partnership were liquidated in 2003. See "CONFLICTS OF INTEREST" in the Consent Solicitation Statement.

         FOR THE REASONS SET FORTH IN THE ATTACHED CONSENT SOLICITATION STATEMENT, YOUR GENERAL PARTNER IS OF THE OPINION THAT THE AMENDMENT IS IN THE BEST INTERESTS OF THE PARTNERSHIP AND THE PARTNERS, AND RECOMMENDS THAT YOU APPROVE THE AMENDMENT.

         In connection with the Amendment, we are also seeking your consent of the selection of Nixon Peabody LLP as counsel to render an opinion as to the voting rights of limited partners in connection with the Amendment, as more fully described in the attached Consent Solicitation Statement. We have selected this firm as counsel, based on the considerations contained in the attached Consent Solicitation Statement. Under the terms of your Partnership Agreement, any counsel selected by us must be approved by a majority in interest of the limited partners in connection with the Amendment. Limited partners holding 10% of the outstanding Units may propose counsel for this purpose, but such counsel must also be approved by the limited partners. If the counsel selected by the General Partner is not approved, your General Partner may seek to solicit the approval of another firm, but there can be no assurance that any alternative will be approved by a majority in interest of the limited partners prior to the expiration of the Partnership, or that the Amendment could be approved.

         The General Partner of the Partnership recommends that you consent to the Amendment and the selection of counsel by completing, dating and signing the enclosed Consent Form and returning it in the enclosed pre-addressed, postage-paid envelope. The General Partner is of the opinion that the Amendment will not prohibit or unduly restrict the Partnership's ability to sell the Properties in the future prior to the expiration of the extended term of the Partnership Agreement.

         Your participation is important. Please note that this solicitation will expire at midnight, New York City time, on November _, 2003, unless extended. The General Partner may extend the solicitation in its sole discretion.

SCHEDULE 14A                                                        Page 4 of 20


         Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at its address set forth below.

                                Very truly yours,

                          TWO WINTHROP PROPERTIES, INC.

                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.


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
          By Mail:                  By Overnight Courier:                   By Hand:

  1275 Valley Brook Avenue         1275 Valley Brook Avenue         1275 Valley Brook Avenue
Lyndhurst, New Jersey 07071      Lyndhurst, New Jersey 07071       Lyndhurst, New Jersey 07071

                   By Facsimile:                 For Information please call:

                  (201) 460-0050                  TOLL FREE (800) 461-2657

SCHEDULE 14A                                                        Page 5 of 20


                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 461-2657

                         CONSENT SOLICITATION STATEMENT

         This Consent Solicitation Statement is being furnished to holders of record of limited partnership units (the "Units") in Winthrop Growth Investors 1 Limited Partnership, a Massachusetts limited partnership (the "Partnership"), in connection with the solicitation of consents to an amendment (the "Amendment") of the Partnership's Agreement of Limited Partnership to extend the term of the Partnership Agreement from December 31, 2003 to December 31, 2021. Two Winthrop Properties, Inc., the managing general partner (the "General Partner"), is providing this Consent Solicitation Statement to holders of record as of the close of business on October __, 2003 (the "Record Date"). This Consent Solicitation Statement and the accompanying form of Consent of Limited Partners (the "Consent Form") are first being mailed to Limited Partners on or about October __, 2003.

         If the Amendment is approved, the term of your Partnership will be extended until December 31, 2021 and your Partnership will continue to operate as it has in the past. If the Amendment is not approved, the term of the Partnership Agreement will expire on December 31, 2003, and the Partnership will wind up its affairs in accordance with the terms of the Partnership Agreement and applicable law. Under the Partnership Agreement, the General Partner must liquidate the assets of the Partnership upon the expiration of its term, but if the General Partner determines that an immediate sale of any of the Partnership's assets would cause undue loss to the partners, the General Partner may defer liquidation of the Partnership's assets for a reasonable time. Alternatively, the Partnership may make distributions in kind of the Partnership's interests in the local limited partnerships, which distributions may not be permitted under the terms of the local limited partnerships partnership agreements or, more likely, receive an interest in a liquidating trust that would hold the remaining assets of the Partnership and which would not be subject to the current reporting requirements of the Partnership and in which transfers would be severely restricted.

         Your Partnership owns two properties (each a "Property" and together, the "Properties") through two limited partnerships in which your Partnership owns a 99.9% and 99.98% limited partnership interest respectively (each a "local limited partnership"). The general partner of each local limited partnership is an affiliate of the General Partner. If the Properties are sold, the Partnership would recognize gain or loss for Federal income tax purposes in the tax year in which the sale occurs. Any taxable income would be allocated to the partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. To the extent that the Properties are sold prior to the time that they would be sold if the Partnership is extended, the sales price for the Properties may be less than if the General Partner had greater control over the timing of the sales. Your General Partner is of the opinion that the Properties should not be required to be sold at the present time. If the Partnership sells the Properties in a "forced sale" due to a near-term dissolution date, the General Partner is of the opinion that its negotiating leverage will be greatly reduced and that the net proceeds to the Partnership and the limited partners would likely be lower than if the Properties were disposed of over time in an orderly manner.

         The consent of limited partners who own more than 50% of all outstanding limited partnership Units is required to approve the Amendment. AIMCO Properties, L.P. ("AIMCO Properties") and its affiliates currently own 10,979.25 Units or approximately 47.45% of the outstanding Units in the Partnership. AIMCO Properties has indicated that it will vote its interests FOR the Amendment and the selection of counsel by the General Partner, as discussed below. Please read the enclosed Consent Solicitation Statement carefully.

         The general partners of the Partnership are the General Partner and Linnaeus-Lexington Associates Limited Partnership. Your General Partner is an affiliate of AIMCO Properties and receives fees for managing the Partnership, as discussed below, and therefore has a conflict of interest. Continuation of the Partnership beyond 2003 will result in the General Partner and its affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2003 if the Partnership were liquidated in 2003. See "CONFLICTS OF INTEREST."

         The General Partner is of the opinion that it is in the best interests of the Partnership and the partners to extend the Partnership's term because dissolution of the Partnership at the end of this year would require a sale of the Partnership's

SCHEDULE 14A                                                        Page 6 of 20


properties which, given current economic and market conditions, probably would not be on the most advantageous terms. Further, if the General Partner is required to sell the Properties in a "forced sale" pursuant to the dissolution and winding up of the Partnership at the end of 2003, the General Partner is of the opinion that prospective buyers could infer that the General Partner has a limited amount of time to sell the Properties. In that circumstance, the General Partner is of the opinion that its negotiating leverage in selling the Properties may be reduced and that the net proceeds to the Partnership and the limited partners would likely be lower than if the Properties were disposed of over time in an orderly manner. See "GENERAL PARTNER'S RECOMMENDATIONS." YOUR GENERAL PARTNER THEREFORE RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT.

         Your Partnership is engaged in the business of operating and holding real estate properties for investment. Your Partnership invested approximately $18,177,000 of the original offering proceeds in four apartment complexes. During 2000, the Partnership sold Sunflower Apartments to an unaffiliated third party for approximately $6,900,000, and during 2002, the Partnership sold Stratford Village Apartments to an unaffiliated third party for approximately $9,514,000. Your Partnership made distributions to the partners of $197.85 per Unit in 2000, $138.64 per Unit in 2001, and $216.99 per Unit in 2002.

         The Partnership through the local limited partnerships continues to hold two apartment complexes - Ashton Ridge Apartments, a 356-unit apartment complex located in Jacksonville, Florida, and Stratford Place Apartments, a 350-unit apartment complex located in Gaithersburg, Maryland.

         The General Partner continually considers whether the Properties should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic and market conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. The General Partner is of the opinion that a sale of the Properties at the current time would not be advantageous given the condition of the Properties, current economic and market conditions, and the tax consequences of such sales to limited partners. The General Partner has considered, among other things, the potential for future appreciation in the value of the Properties and the fact that limited partners will be allocated taxable gain resulting from the sale of the Properties. Further, if the General Partner is required to sell the Properties pursuant to the dissolution and winding up of the Partnership at the end of 2003, the General Partner is of the view that its negotiating leverage in selling the Properties may be reduced. The General Partner cannot predict when the Properties will be sold or otherwise disposed of.

         The General Partner is also seeking your consent of the selection of Nixon Peabody LLP as counsel to render an opinion as to the voting rights of limited partners in connection with the Amendment. Your General Partner has selected this firm as counsel, based on the considerations described below. Under the terms of your Partnership Agreement, any counsel selected by us must be approved by a majority in interest of the limited partners in connection with the Amendment. Limited partners holding 10% of the outstanding Units may propose counsel for this purpose, but such counsel must also be approved by the limited partners. If the counsel selected by the General Partner is not approved, your General Partner may seek to solicit the approval of another firm, but there can be no assurance that any alternative will be approved by a majority in interest of the limited partners prior to the expiration of the Partnership, or that the Amendment could be approved. YOUR GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE SELECTION OF COUNSEL.

         This Consent Solicitation Statement is being solicited by the General Partner on behalf of the Partnership. The General Partner of the Partnership recommends that you consent to the Amendment and the selection of counsel by completing, dating and signing the enclosed Consent Form and returning it in the enclosed pre-addressed, postage-paid envelope. The General Partner is of the opinion that the Amendment will not prohibit or unduly restrict the Partnership's ability to sell the Properties in the future prior to the expiration of the extended term of the Partnership Agreement.

THE GENERAL PARTNER RECOMMENDS THAT LIMITED PARTNERS CONSENT TO THE AMENDMENT AND THE SELECTION OF COUNSEL. SEE "GENERAL PARTNER'S RECOMMENDATION" BELOW. YOUR GENERAL PARTNER HAS CONFLICTS OF INTEREST THAT YOU SHOULD CONSIDER. SEE "CONFLICTS OF INTEREST" BELOW.

THIS SOLICITATION OF CONSENTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON NOVEMBER __, 2003 (THE "EXPIRATION DATE"), UNLESS EXTENDED. THE GENERAL PARTNER RESERVES THE RIGHT TO EXTEND THE OFFER IN ITS SOLE DISCRETION.

SCHEDULE 14A                                                        Page 7 of 20


         Questions and requests for assistance may be directed to the Solicitation Agent, The Altman Group, Inc., at its address set forth below.

                              CONFLICTS OF INTEREST

         The General Partner is an affiliate of AIMCO Properties. AIMCO Properties and its affiliates, including the General Partner may have interests that conflict with the interests of the limited partners. You should consider these factors before consenting to the Amendment or the selection of counsel.

         Affiliates of the General Partner Will Continue to Receive Fees. Affiliates of the General Partner manage the Properties and receive management fees equal to 5% of gross receipts from the Properties. The Partnership paid affiliates of your General Partner approximately $392,000 and $424,000 during the years ended December 31, 2002 and December 31, 2001, respectively. Affiliates of the General Partner received reimbursement of accountable administrative expenses amounting to approximately $203,000 and $268,000 during the years ended December 31, 2002 and December 31, 2001, respectively.

         Beginning in 2001, the Partnership began insuring its Properties up to certain limits through coverage provided by an affiliate of your General Partner which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its Properties above those limits through insurance policies obtained by AIMCO Properties from insurers unaffiliated with the General Partner. During the year ended December 31, 2002 and 2001, the Partnership paid affiliates of the General Partner approximately $113,000 and $105,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The extension of the Partnership's term will likely result in such fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2003. Therefore, the interests of the General Partner and its affiliates in continuing the Partnership may be different than those of the limited partners who desire to have the Partnership dissolved and liquidated more quickly. See "Security Ownership of Certain Beneficial Owners and Management."

         The General Partner Receives Fees on Disposition of the Properties. The General Partner will receive fees for the disposition of the Properties that will be higher if the sale prices of the Properties are higher. The General Partner has an interest in obtaining the highest price possible for the Properties.

         AIMCO Properties May Buy Units in Future Tender Offers. AIMCO Properties is affiliated with the General Partner. From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership in the past with a view to making a profit. AIMCO Properties and its affiliates currently hold 10,979.25 Units or approximately 47.45% of the outstanding Units. If the Partnership is liquidated and dissolved pursuant to the original term, AIMCO Properties and its affiliates will not have future opportunities to make a profit on the purchase of Units.

         We Have Not Obtained A Third Party Valuation or Appraisal. You should note that there has been no recent appraisal of the Properties, and your General Partner has not hired a broker or otherwise explored the current market for the Properties. There are no third party offers for any of the Properties. The General Partner cannot predict when the Properties will be sold or otherwise disposed of.

                        GENERAL PARTNER'S RECOMMENDATIONS

         The General Partner recommends that the limited partners approve the Amendment and the selection of counsel. The General Partner is of the opinion that the Amendment is in the best interest of the Partnership and its limited partners because a sale of the Properties now, and the liquidation of the Partnership's assets in 2003, will be taxable events to the Partnership, which will equal the difference between the proceeds, if any, and the Partnership's basis in the Properties, and, potentially, due to cancellation of indebtedness. Any taxable income would be allocated to partners, and, depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. The General Partner continually considers whether the Properties should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic and market conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for the Partnership. The General Partner is of

SCHEDULE 14A                                                        Page 8 of 20


the opinion that the Properties should not be required to be sold at the present time. A sale of the Properties at the current time may not be advantageous given the condition of the Properties, current economic and market conditions, and the tax consequences of such sales to limited partners. Additionally, if the Partnership sells the Properties in a "forced sale" due to a near-term dissolution date, the General Partner is of the opinion that its negotiating leverage would be greatly reduced because prospective buyers could infer that the General Partner has a limited amount of time to sell the Properties, and the net proceeds to the Partnership and the limited partners would likely be lower than if the Properties were sold over time in an orderly manner. The General Partner recommends that you consult with your tax and financial advisors as to the ultimate potential impact a sale of the Properties and a liquidation of the Partnership's assets will have on you.

         Conversely, if the Amendment is approved, the Properties will not be required to be sold and the Partnership will not expire until December 31, 2021. As economic conditions improve in the markets where the Partnership properties are located and rental revenues increase, the value of the Properties are expected to increase. By approving the Amendment, the General Partner may be in a better position to maximize the value of the Properties. However, the General Partner recognizes that the Amendment would not prohibit or unduly restrict the Partnership's ability to sell the Properties or other assets of the Partnership in the future prior to the expiration of the extended term of the Partnership.

         The General Partner has selected the counsel and is of the opinion that the counsel can represent the Partnership effectively for the purposes set forth in your Partnership Agreement. The General Partner based its selection on the following considerations: Nixon Peabody LP is a national law firm with extensive experience in real estate partnerships and partnership law.

         The General Partner recommends that you consent to the Amendment and the selection of counsel by completing, dating and signing the enclosed Consent Form and returning it in the enclosed pre-addressed, postage-paid envelope.

                                  RISK FACTORS

         In making its recommendation, the General Partner considered the following material factors. You should also consider these factors before consenting to the Amendment or the selection of counsel.

         RISK FACTORS IF THE AMENDMENT IS NOT APPROVED

         Your General Partner Will Be Obligated to Dissolve the Partnership as Soon as Reasonably Possible. Failure to approve the Amendment for any reason, including the failure of the limited partners to approve the selection of counsel by the General Partner, will require that the Partnership dissolve on December 31, 2003 and that the General Partner thereafter liquidate the Partnership's assets. If the General Partner determines that an immediate sale of any of the Partnership's assets would cause undue loss to the partners, the General Partner may defer liquidation of the Partnership's assets for a reasonable time. In certain limited circumstances, any partner may apply to a Massachusetts court for a decree of dissolution of the Partnership. The marketing period for the Properties therefore is likely to be shorter if the Amendment is not approved than it would be if the Amendment were approved. A longer marketing period in a more favorable market might elicit additional, higher offers for the Properties that are more favorable to the Partnership. Further, if the General Partner is required to sell the Properties pursuant to the dissolution and winding up of the Partnership at the end of 2003, the General Partner is of the opinion that prospective buyers could infer that the General Partner has a limited amount of time to sell the Properties. In that circumstance, the General Partner is of the opinion that its negotiating leverage in selling the Properties may be reduced and that the net proceeds to the Partnership and the limited partners would likely be lower than if the Properties were disposed of over time in an orderly manner.

         The Partnership May Not Recognize Full Value for the Properties and May Incur Higher Costs. If the Amendment is not approved, the Partnership Agreement will terminate on December 31, 2003, and the General Partner will wind up the affairs of the Partnership in accordance with the terms of the Partnership Agreement and applicable law and will be required to sell the Properties within a reasonable period of time. The General Partner continually considers whether a Property should be sold or otherwise disposed of after consideration of relevant factors, including prevailing economic and market conditions, availability of favorable financing and tax considerations, with a view to achieving maximum capital appreciation for your Partnership. The General Partner is of the opinion that the Properties should not be required to be sold at the present time. A sale of the Properties at the current time may not be advantageous given the condition of the Properties, current economic and market conditions, and the tax consequences of such sales to limited partners. Because the General Partner would have less control over the timing of the sale of the Properties, the sales price for the Properties may be less than if the General Partner had control over the timing of the sales.

SCHEDULE 14A                                                        Page 9 of 20


         The Partners Will Recognize Gain on the Sale or Other Disposition of the Properties. Any sale, exchange or other disposition of any Property by the Partnership likely would result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Property. The amount realized for the Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. In addition, to the extent that the Partnership may recognize cancellation of indebtedness ("COD") income to the extent it is unable to satisfy all of other Partnership indebtedness that is not assumed by the purchaser of the Property. Any taxable gain or loss and COD income will pass through to the partners of the Partnership. See "Material U.S. Federal Income Tax Consequences" below.

         Distributions from Your Partnership May Not Be Sufficient to Cover Current Tax Liabilities of the Partners. The proceeds available for distribution to the partners of the Partnership in the event of a liquidation of the Partnership's assets and dissolution of the Partnership may be less than any tax liabilities resulting from the recognition of any gain relating to a transfer of the Property by the Partnership, any COD income, or any gain that is recognized upon liquidation of a partner's interest in the Partnership. Accordingly, a limited partner may need to use funds from other sources to satisfy any such tax liabilities.

         There is No Time Frame Regarding Sale of Property. There may be no way to liquidate your investment in the Partnership until its Properties are sold and the Partnership is liquidated. Under the existing mortgage documents, the Properties may not be sold subject to existing indebtedness. The existing mortgages terminate in 2006 and 2021.

         RISK FACTORS IF THE AMENDMENT IS APPROVED

         Continuation of the Partnership; No Time Frame Regarding Sale of Properties. The General Partner proposes to continue to operate the Partnership and has no current intention to sell all of the Partnership's property and liquidate the Partnership. Thus, the Amendment reduces the likelihood that a limited partner will receive the return of his or her investment in the Partnership through a sale of the Properties. The prospectus pursuant to which the Units were sold in 1984 indicated that the Properties might be sold within five to seven years of their acquisition, depending upon the performance of the Property and the then current real estate market and economic climate. It is not currently known when any Property may be sold. There may be no way to liquidate your investment in the Partnership in the future until all Properties are sold.

         Affiliates of Your General Partner Will Continue to Receive Fees. Affiliates of the General Partner receive substantial fees in connection with the operation of the Partnership. See "Conflicts of Interest." Since an affiliate of the General Partner receives fees for managing the Properties and because your General Partner is entitled to receive fees for transactions involving your Partnership and its property, a conflict of interest exists between continuing the Partnership and receiving such fees, and the liquidation of the Partnership and the termination of such fees. Also, the removal, for any reason, of the General Partner of your Partnership or the property manager of any Property owned by your Partnership would result in a decrease or elimination of the substantial fees to which affiliates of the General Partner are entitled for services provided to your Partnership.

         Beginning in 2001, the Partnership began insuring its Properties up to certain limits through coverage provided by an affiliate of your General Partner which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its Properties above those limits through insurance policies obtained by AIMCO Properties from insurers unaffiliated with the General Partner. During the year ended December 31, 2002 and 2001, the Partnership paid affiliates of the General Partner approximately $113,000 and $105,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The extension of the term of the Partnership Agreement will likely result in such fees continuing to be paid for a longer period than would be the case if the term of the Partnership Agreement expired December 31, 2003.

         There Is No Active Trading Market for Your Units. Although the Units are registered with the Securities and Exchange Commission (the "SEC"), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. The General Partner cannot predict when any Property will be sold or otherwise disposed of. If the Amendment is not approved, your Partnership will

SCHEDULE 14A                                                       Page 10 of 20


terminate on December 31, 2003; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2021, or if this termination date is further extended, until such extended date.

         You May Be Required to Hold Your Units Indefinitely. The General Partner is of the opinion that the Properties should not be required to be sold at the present time. A sale of the Properties at the current time may not be advantageous given the condition of the Properties, current economic and market conditions, and the tax consequences of such sales to limited partners. It is not known whether or when the Properties may ultimately be sold. Therefore, there may be no way to liquidate your investments in the Partnership in the future until the Properties are sold and your Partnership is liquidated. You may be required to continue to hold your Units for an indefinite period of time.

         The Value of the Properties May Decline and Your Investment Will Continue to Be At Risk. The partners will continue to bear the investment risk associated with the continued ownership of the Properties. The future success of the Partnership will depend upon many factors beyond the control of the General Partner, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the Properties and the Partnership to decline. Although the Partnership has made distributions to the partners in the past, the Partnership may not be able to continue to make distributions.

         Holding the Properties for a Longer Period of Time May Result in Greater or Lesser Future Value. As noted above, your General Partner is of the opinion that the Partnership may not receive full value for the Properties if they are required to be sold at the present time given the condition of the Properties and current economic and market conditions, among other considerations. However, there has been no recent appraisal of the Properties, and your General Partner has not hired a broker or otherwise explored the current market for the Properties. There are no third party offers for any of the Properties. Because the value of your Partnership may decline, you might receive more or less for your Units if you continue to hold your Units and receive proceeds from a later sale of your Units, a liquidation of your Partnership, a merger of your Partnership, or other transaction involving your Partnership.

         AIMCO Properties and its Affiliates May Increase Control Over Your Partnership. Decisions with respect to the day-to-day management of your Partnership are the responsibility of the General Partner. The General Partner is affiliated with AIMCO Properties, which may control actions of the General Partner. In addition, AIMCO Properties and its affiliates hold 10,979.25 Units or 47.45% of the outstanding Units. Under the Partnership Agreement, a majority in interest of the limited partners must approve certain transactions, including certain amendments to the Partnership Agreement. If AIMCO Properties and its affiliates acquire more than 592.75 additional Units, it will control a majority of the limited partnership interests, and will have the ability to control the outcome of such votes of the limited partners.

         You May Recognize Gain If Partnership Liabilities Are Reduced. Generally, a decrease in your share of Partnership liabilities is treated, for Federal income tax purposes, as a deemed cash distribution. Although the General Partner does not have any current plan or intention to reduce the liabilities of your Partnership, it is possible that future economic, market, legal, tax or other considerations may cause the General Partner to reduce the liabilities of your Partnership and you would be treated as receiving a hypothetical distribution of cash resulting from a decrease in your share of the liabilities of the Partnership.

         Certain Events May Trigger a Termination of Your Partnership for Federal Income Tax Purposes. If there is a sale or exchange of 50% or more of the total interest in capital and profits of your Partnership within any 12-month period, including sales or exchanges resulting from any future purchases by affiliates of the General Partner, your Partnership will terminate for Federal income tax purposes. Any such termination may, among other things, subject the assets of your Partnership to longer depreciable lives than those currently applicable to the assets of your Partnership. This would generally decrease the annual average depreciation deductions allocable to you if the Partnership continues and you do not sell your Units before the deemed termination of the Partnership (thereby increasing the taxable income allocable to your Units each year), but would have no effect on the total depreciation deductions available over the useful lives of the assets of your Partnership. Any such termination may also change (and possibly shorten) your holding period with respect to the Units retained by you.

         RISK FACTORS IF THE GENERAL PARTNER'S SELECTION OF COUNSEL IS NOT APPROVED

         If the counsel selected by the General Partner is not approved, your General Partner may seek to solicit the opinion of another firm, but there can be no assurance that any alternative will be approved by a majority in interest of the limited partners prior to the termination of the Partnership Agreement, or that the Amendment could be approved. If counsel is not approved in the relevant time period, the Amendment can also not be approved, the term of the Partnership Agreement will expire on December 31, 2003, and the General Partner will wind up the affairs of the Partnership in accordance with the terms of the Partnership Agreement and applicable law. See "Risk Factors if the Amendment is Not Approved."

SCHEDULE 14A                                                       Page 11 of 20

         RISK FACTORS IF THE GENERAL PARTNER'S SELECTION OF COUNSEL IS APPROVED

         The General Partner has selected Nixon Peabody LLP as counsel to represent the Partnership based on the General Partner's previous experience with such counsel, and based on the experience of such counsel in real estate partnerships and in Massachusetts partnership law. Affiliates of the General Partner have also used such counsel's services in the past in connection with other real estate partnerships affiliated with the General Partner. In 2001 and 2002, the General Partner and its affiliates paid approximately $_____ and $_____ to such counsel in connection with other transactions. See "Risk Factors if the Amendment is Approved."

                             ALTERNATIVES CONSIDERED

         The General Partner also considered a sale of some or all of the Property but believes that a sale of all of the Property at the current time would not be advantageous given current economic conditions, the local and sub-market conditions where the Properties are located, and its expectation that these economic conditions and each Property's operating performance will improve in the long term and the tax consequences of these sales to limited partners (including the likelihood that proceeds will not be sufficient to enable limited partners to pay their resulting tax liability). In particular, the General Partner considered the potential for future appreciation in the value of each Property, the change in the local rental markets, and the tax consequences to you and your partners of a sale of a Property. See "Investment Objectives and Policies; Sale or Refinancings of Investments" below. The General Partner recognized that the Amendment would not prohibit or unduly restrict the Partnership's ability to sell the Property in the future prior to the expiration of the extended term of the Partnership.

         Further, if the General Partner had elected to sell the Properties instead of soliciting the consent of the limited partners to extend the Partnership's term, the General Partner is of the view that prospective buyers could infer that the General Partner had a limited amount of time to sell the Properties. In that circumstance, the General Partner is of the opinion that its negotiating leverage in selling the Properties would have been greatly reduced, and the proceeds to the Partnership and the limited partners would likely be lower than if the Properties were disposed of over time in an orderly manner.

                       INFORMATION ABOUT YOUR PARTNERSHIP

         GENERAL. Your Partnership was organized under the Uniform Limited Partnership Act of the Commonwealth of Massachusetts on June 20, 1983 for the purpose of owning income-producing residential, commercial and industrial properties. The General Partner is wholly-owned by First Winthrop Corporation, a Delaware corporation ("First Winthrop"), the controlling entities of which are Winthrop Financial Associates, A Limited Partnership, and Apartment Investment and Management Company ("AIMCO"), a publicly traded real estate investment trust. The Partnership Agreement provides that the Partnership is to terminate on December 31, 2003.

         The Partnership was initially capitalized with contributions of $1,000 from each of the general partners and $5,000 from the Initial Limited Partner. The Partnership, through a public offering, sold 23,144 Units aggregating $23,144,000. An additional five Units were held by WFC Realty Co., Inc., a subsidiary of First Winthrop. These five Units were subsequently purchased by an affiliate of First Winthrop.

         On October 28, 1997, Insignia Financial Group, Inc. ("Insignia") acquired 100% of the Class B stock of First Winthrop, as well as a 20.7% limited partnership interest in the Partnership. Pursuant to this transaction, the by-laws of the General Partner were amended to provide for the creation of a Residential Committee. Pursuant to the amended and restated by-laws, Insignia had the right to elect one director to the General Partner's Board of Directors and to cause the General Partner to take such actions as it deemed necessary and advisable in connection with the activities of the Partnership. Pursuant to a series of transactions which closed on October 1, 1998 and February 26, 1999, Insignia and Insignia Properties Trust merged into AIMCO, with AIMCO being the surviving corporation. As a result, AIMCO acquired all of the rights of Insignia in and to the limited partnership interests and the rights granted to Insignia pursuant to the First Winthrop Corporation transaction.

         Your Partnership is engaged in the business of operating and holding real estate properties for investment. Your Partnership invested approximately $18,177,000 of the original offering proceeds in four apartment complexes. During

SCHEDULE 14A                                                       Page 12 of 20

2000, the Partnership sold Sunflower Apartments to an unaffiliated third party for approximately $6,900,000, and during 2002, the Partnership sold Stratford Village Apartments to an unaffiliated third party for approximately $9,514,000. Your Partnership made distributions to the partners of $197.85 per unit of limited partnership ("Unit") in 2000, $138.64 per Unit in 2001, and $216.99 per Unit in 2002.

         During 2000, the Partnership sold Sunflower Apartments to an unaffiliated third party for approximately $6,900,000, and during 2002, the Partnership sold Stratford Village Apartments to an unaffiliated third party for approximately $9,514,000. Information on distributions from the Partnership during the past three years is set forth below. The Partnership continues to hold two apartment complexes - Ashton Ridge Apartments, a 356-unit apartment complex located in Jacksonville, Florida, and Stratford Place Apartments, a 350-unit apartment complex located in Gaithersburg, Maryland. See "The Properties."

         The Partnership does not have any employees. Management and administrative services are provided by the General Partner and by agents retained by the General Partner. An affiliate of the General Partner has been providing such property management services.

         PROPERTY MANAGEMENT. The Properties are currently managed, and have for some time been managed, by an affiliate of AIMCO Properties. Pursuant to the management agreement between the property manager and your Partnership, the property manager operates the Properties, establishes rental policies and rates and directs marketing activities. The property manager also is responsible for maintenance, the purchase of equipment and supplies, and the selection and engagement of all vendors, suppliers and independent contractors.

         DISTRIBUTIONS.

         The following table sets forth the distributions declared and paid by the Partnership for the following periods:

                                                              Aggregate           Per Limited Partnership
                                                                                           Unit
                  01/01/00 - 12/31/00                        $4,578,000(1)               $ 197.85
                  01/01/01 - 12/31/01                        $3,301,000(2)               $ 138.64
                  01/01/02 - 12/31/02                        $5,102,000(3)               $ 216.99
                  01/01/03 - 01/31/03                        $  300,000(4)               $  12.97


                  (1) Distributions consisted of approximately $3,700,000 from surplus cash due to proceeds from the sale of Sunflower Apartments and approximately $878,000 from operations.

                  (2) Distributions consisted of approximately $1,893,000 from the refinancing proceeds of Ashton Ridge Apartments in December 2000, approximately $97,000 from the remaining sale proceeds of Sunflower Apartments in December 2000 and approximately $1,311,000 from operations. Approximately $3,208,000 was distributed to limited partners and the balance to the Managing General Partner in accordance with the terms of the Partnership Agreement.

                  (3) Distributions consisted of approximately $3,730,000 of proceeds from the sale of Stratford Village Apartments in November 2002 and approximately $1,372,000 from operations. Approximately $5,021,000 was distributed to limited partners and the balance to the General Partner in accordance with the terms of the Partnership Agreement.

                  (4) Distributions consisted of approximately $300,000 of
                      remaining proceeds from the sale of Stratford Village Apartments in November 2002, all of which was distributed to the limited partners.

         Future cash distributions will depend on the levels of net cash generated from operations, the availability of cash reserves and the timing of debt maturities, refinancings, and/or property sales. The Partnership's cash available for distribution is reviewed on a monthly basis. There can be no assurance that the Partnership will generate sufficient funds from operations after required capital expenditures to permit any additional distributions to its partners in the year 2003 or subsequent periods.

         ADDITIONAL INFORMATION. For additional information about your Partnership, please refer to the Annual Report of the Partnership attached as Annex I, which contains detailed information regarding the Properties. In addition, your Partnership, AIMCO and AIMCO Properties are subject to the information and reporting requirements of the Securities

SCHEDULE 14A                                                       Page 13 of 20

Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                                 THE PROPERTIES

         The remaining Properties controlled by your Partnership are (1) Ashton Ridge Apartments, a 356-unit apartment complex located in Jacksonville, Florida, and (2) Stratford Place Apartments, a 350-unit apartment complex located in Gaithersburg, Maryland. The Properties are held by limited partnerships in which your Partnership holds a 99.9% and 99.98% interest, respectively.

         Set forth below is the gross carrying value, accumulated depreciation, depreciable life, method of depreciation, and Federal tax basis for each of the Properties.

                                   Gross
                                  Carrying         Accumulated
         Property                   Value          Depreciation     Rate              Method       Federal Tax Basis
                                       (in thousands)                                       (in thousands)

Ashton Ridge Apartments           $14,044            $8,657       5-40 years            S/L              $3,809

Stratford Place Apartments         16,347             9,765       5-40 years            S/L               4,672

         The following table sets forth certain information relating to the loans encumbering the Properties:

                                  Principal       Stated
                                  Balance at     Interest     Period                     Principal Balance
         Property                 12/31/2002       Rate      Amortized   Maturity Date    Due At Maturity
                                (in thousands)                                            (in thousands)
Ashton Ridge Apartments              $5,794        7.31%      240 mos.     01/01/2021            --
      1st mortgage

Stratford Place Apartments            8,528        8.23%      120 mos.     07/01/2006        $7,739
      1st mortgage

         The mortgage notes payable are non-recourse and are secured by a pledge of the mortgaged Property and revenues from the respective Property. The mortgages the Properties are subject to prepayment penalties if the loans are paid prior to maturity. Further, the Partnership's investment properties may not be sold subject to existing indebtedness.

         Scheduled principal payments of mortgage notes payable subsequent to December 31, 2002, are as follows (in thousands):

                      2003                            $  363
                      2004                               393
                      2005                               424
                      2006                             8,065
                      2007                               214
                      Thereafter                      $4,863

SCHEDULE 14A                                                       Page 14 of 20


         AVERAGE RENTAL RATES AND OCCUPANCY. The following table sets forth the average rental rates and occupancy for 2002 and 2001 for the Properties:

                                                Average Annual Rental Rates       Average Occupancy
           Property                                      (per unit)                  (per unit)
                                                    2002            2001          2002          2001

           Ashton Ridge Apartments                 $7,080          $6,946          96%           95%

           Stratford Place Apartments               9,701           9,287          96%           97%


         Real estate taxes were approximately $327,000 in 2002. During the year ended December 31, 2002, the Partnership spent approximately $705,000 for capital improvements consisting primarily of structural improvements, floor covering and appliance replacements, building improvements related to reconstruction from casualties, air conditioning unit replacements, exterior painting, and water heater, and major landscaping and plumbing enhancements. These improvements were funded from operating cash flow, insurance proceeds, and replacement reserves. The Partnership is currently evaluating the capital improvement needs of the Properties for the upcoming year and expects to budget approximately $212,000. Additional improvements for any Property may be considered and will depend on the physical condition of that Property as well as anticipated cash flow generated by the Property.

         INVESTMENT OBJECTIVES AND POLICIES; SALE OR FINANCING OF INVESTMENTS. In general, your General Partner, together with the property manager, which is an affiliate of AIMCO Properties, regularly evaluates your Partnership's property by considering various factors, such as the Partnership's financial position and real estate and capital markets conditions. The General Partner monitors their specific locale and sub-market conditions (including stability of the surrounding neighborhood), evaluating current trends, competition, new construction and economic changes. It oversees each asset's operating performance and continuously evaluates the physical improvement requirements. In addition, the financing structure for the property (including any prepayment penalties), tax implications, availability of attractive mortgage financing to a purchaser, and the investment climate are all considered. Any of these factors, and possibly others, could potentially contribute to any decision by the General Partner to sell, refinance, upgrade with capital improvements or hold a Partnership property. If rental market conditions improve, the level of distributions might increase over time. It is possible that the private resale market for properties could improve over time, making a sale of the Partnership's property in a private transaction at some point in the future a more viable option than it is currently. After taking into account the foregoing considerations, your General Partner currently is of the view that a sale of the Properties would not be on advantageous terms primarily because it expects operating performance to improve in the long term. In making this assessment, your general partner noted the occupancy and rental rates at the Properties. The General Partner is of the opinion that a sale of the Properties at the present time would not adequately reflect the future prospects of the Properties. Another significant factor considered by your General Partner is the likely tax consequences of a sale of one the Properties for cash. Such a transaction would likely result in tax liabilities for many unitholders. Further, if the General Partner is required to sell the Properties pursuant to the dissolution and winding up of the Partnership, the General Partner is of the view that prospective buyers could infer that the General Partner has a limited amount of time to sell the Properties. In that circumstance, the General Partner is of the opinion that its negotiating leverage in selling the Properties may be reduced.

         CAPITAL REPLACEMENTS. Your Partnership has an ongoing program of capital improvements, replacements and renovations, including roof replacements, kitchen and bath renovations, balcony repairs (where applicable), replacement of various building systems and other replacements and renovations in the ordinary course of business. All capital improvements are intended to be paid from operating cash flows, insurance proceeds, cash reserves, or from short-term or long-term borrowings.

         The General Partner is of the opinion that the Properties are adequately insured. Each of the Properties is an apartment complex which leases its units for lease terms of one year or less. No tenant leases 10% or more of the available rental space. The Properties are in good physical condition, subject to normal depreciation and deterioration as is typical for assets of this type and age.

         COMPETITION. The real estate industry is highly competitive. There are other residential properties within the market area of the Properties. The number and quality of competitive properties in such an area could have a material effect on the rental market for the apartments at the Properties and the rents that may be charged for such apartments. While AIMCO is a significant factor in the United States in the apartment industry, competition for apartments is local.

SCHEDULE 14A                                                       Page 15 of 20

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each limited partner or to limited partners subject to special treatment under the Code. In addition, this summary does not address any state, local or foreign tax consequences. No ruling from the Internal Revenue Service ("IRS") will be requested with respect to the U.S. Federal income tax consequences of the liquidation and dissolution of the Partnership, and, as such, there can be no assurance that the IRS will agree with the summary set forth herein.

         There will no Federal or state income tax consequences resulting solely from the approval of the Amendment extending the term of the Partnership Agreement. However, failure to approve the Amendment for any reason, including the failure of the limited partners to approve the selection of counsel by the General Partner, will require that the General Partner take steps to liquidate the Partnership's assets and dissolve after December 31, 2003 in accordance with the terms of the Partnership Agreement and applicable law.

         Tax Consequences of Sale, Exchange, or Other Disposition of Partnership Property in Liquidation and Dissolution of the Partnership. While the description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of steps taken in liquidation and dissolution of the Partnership in the 2003 tax year, each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.

         A sale, exchange or other disposition of any Property by Partnership likely would result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Property. The amount realized for the Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. In addition, to the extent that the Partnership may recognize COD income to the extent it is unable to satisfy all of other Partnership indebtedness that is not assumed by the purchaser of the Property. Any taxable gain or loss and COD income will pass through to the partners of the Partnership.

         Any gain or loss recognized as a result of the transfer of any Property may be characterized for taxation purposes as ordinary or capital, or a combination of both. To the extent that any part of a Property being sold consists of depreciable personal property under Internal Revenue Code (the "Code") Section 1245 or depreciable real property under Code Section 1250, gain on a sale of such Property may be treated as ordinary income. Some portion of any gain recognized on the Property may be considered "unrecaptured section 1250 gain" that is taxable at a maximum Federal individual rate of 25%. Generally, the unrecaptured Code Section 1250 gain tax rate applies only to individuals and certain other noncorporate taxpayers. Gain in excess of Code Section 1245 and Code Section 1250 gain and unrecaptured Code Section 1250 gain generally will be taxed as Code Section 1231 gain, which may be taxed at capital gain rates (currently, the maximum capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is 20%) depending upon your individual tax circumstances. Any loss from a disposition of the Property may be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss depending upon such partner's particular circumstances. Any COD income recognized in connection with a liquidation of the Partnership's assets and dissolution of the Partnership would be taxable as ordinary income at a maximum Federal individual rate of 38.6%. The rates set forth above are the Federal tax rates that currently are in effect for 2003.

         A partner also would recognize gain or loss on any liquidation of his or her interest in the Partnership to the extent of the difference between the sum of the amount of cash (including a deemed distribution of cash as a result of a reduction in a limited partner's share of Partnership liabilities) and other property distributed to the partner and the partner's adjusted basis in his or her Partnership interest after adjustment for any gain or loss from operation of the Property, including any gain or loss from a transfer of the Property by the Partnership, and COD income, if any, recognized by the Partnership, through the date of the Partnership's dissolution. If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, such items may potentially be used to reduce any tax liability that arises with respect to any gain recognized as a result of a transfer of the Property by the Partnership, COD income, or any gain that is recognized upon liquidation of a partner's interest in the Partnership.

         The proceeds available for distribution to the partners of the Partnership in the event of such a liquidation of the Partnership's assets and dissolution of the Partnership may be less than any tax liabilities resulting from the recognition of any gain relating to a transfer of the Property by the Partnership, any COD income, or any gain that is recognized upon liquidation of a partner's interest in the Partnership. Accordingly, a limited partner may need to use funds from other sources to satisfy any such tax liabilities.

SCHEDULE 14A                                                       Page 16 of 20


         If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, a partner may be able to use such items to reduce any tax liability that arises with respect to any gain recognized as a result of the deemed sale of the Property or upon liquidation of a partner's interest in the Partnership.

         SINCE THE TAX CONSEQUENCES TO A PARTICULAR PARTNER OF LIQUIDATION OF THE PARTNERSHIP'S ASSETS AND A DISSOLUTION OF THE PARTNERSHIP ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH SUCH PARTNER, EACH PARTNER OF THE PARTNERSHIP IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS.

                         RECORD DATE; CONSENTS REQUIRED

         The Partnership has fixed October [__], 2003 as the Record Date for determining limited partners entitled to notice of and to consent to the Amendment and the selection of counsel. Only limited partners of record on the Record Date may execute and deliver a Consent Form. Approval of each of the Amendment and the selection of counsel requires the affirmative consent of limited partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, there were 23,139 Units issued and outstanding. Accordingly, approval of the Amendment will require the affirmative consent of limited partners who own at least 11,572 Units. The Amendment will become effective on the Expiration Date, provided consents from limited partners owning at least 592.75 Units have been received.

                            SOLICITATION OF CONSENTS

         Consents will be solicited by mail, telephone, e-mail and in person. Solicitations may be made by the Solicitation Agent, or by representatives of the General Partner, none of whom will receive additional compensation for such solicitations. The cost of preparing, assembling, printing and mailing this Consent Solicitation Statement and the enclosed Consent Form will be borne by the Partnership. The fees and expenses of the Solicitation Agent are expected to be $600.00 and will be borne by the Partnership.

                               CONSENT PROCEDURES

         LIMITED PARTNERS WHO DESIRE TO CONSENT TO THE AMENDMENT AND/OR THE SELECTION OF COUNSEL SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE CONSENT FORM TO THE SOLICITATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH BELOW AND ON THE CONSENT FORM, ALL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND THEREIN.

         All Consent Forms that are properly completed, signed and delivered and not properly revoked (See "Revocation of Instructions" below) prior to the Expiration Date, will be given effect in accordance with the specifications thereof. IF A CONSENT FORM IS DELIVERED AND NONE OF THE "CONSENTS," THE "WITHHOLDS CONSENT" NOR THE "ABSTAIN" BOX IS MARKED, BUT THE CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE LIMITED PARTNER WILL BE DEEMED TO HAVE CONSENTED TO THE AMENDMENT AND THE SELECTION OF COUNSEL.

         Consent Forms must be executed in exactly the same manner as the name(s) in which ownership of the Units is registered. If the Units to which a Consent Form relates are held by two or more joint holders, all such holders should sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the Consent Form evidence satisfactory to the Partnership of authority to execute the Consent Form.

         The execution and delivery of a Consent Form will not affect a limited partner's right to sell or transfer the Units. All Consent Forms received by the Partnership or the Solicitation Agent (and not properly revoked) prior to the Expiration Date will be effective notwithstanding a record transfer of such Units subsequent to the Record Date, unless the limited

SCHEDULE 14A                                                       Page 17 of 20


partner revokes such Consent Form prior to midnight, New York City time, on the Expiration Date by following the procedures set forth under "Revocation of Instructions" below.

         All questions as to the validity, form and eligibility (including time of receipt) regarding consent procedures will be determined by the General Partner in its sole discretion, which determination will be conclusive and binding. The Partnership reserves the right to reject any or all Consent Forms that are not in proper form. The Partnership also reserves the right to waive any defects, irregularities or conditions of delivery as to particular Consent Forms. Unless waived, all such defects or irregularities in connection with the deliveries of Consent Forms must be cured within such time as the General Partner determines. Neither the General Partner nor any of its affiliates or any other persons shall be under any duty to give any notification of any such defects of irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the General Partner shall be conclusive and binding.

                           REVOCATION OF INSTRUCTIONS

         Any limited partner who has delivered a Consent Form may revoke the instructions set forth in such Consent Form by delivering to the Solicitation Agent a written notice of revocation prior to midnight, New York City time, on the Expiration Date. In order to be effective, a notice of revocation of the instructions set forth in a Consent Form must (i) contain the name of the person who delivered the Consent Form, (ii) be in the form of a subsequent Consent Form marked either as "CONSENTS," "WITHHOLDS CONSENT" or "ABSTAINS," as the case may be, or in a writing delivered to the Solicitation Agent stating that the prior Consent Form is revoked, (iii) be signed by the limited partner in the same manner as the original signature on the Consent Form, and (iv) be received by the Solicitation Agent prior to midnight, New York City time, on the Expiration Date at its address set forth on the Consent Form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or is not received in a timely manner will not be effective to revoke the instructions set forth in a Consent Form previously given. A revocation of the instructions set forth in a Consent Form can only be accomplished in accordance with the foregoing procedures. NO LIMITED PARTNER MAY REVOKE THE INSTRUCTIONS SET FORTH IN A CONSENT FORM AFTER MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                               NO APPRAISAL RIGHTS

         Limited partners are not entitled to dissenters' appraisal rights under Massachusetts law or the Partnership Agreement in connection with the Amendment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the best knowledge of the General Partner, except as noted below, no unitholder is currently the beneficial owner of more than five percent (5%) of the interests of Partnership. Neither the General Partner nor any director or officer of the General Partner owns any Units.

ENTITY                                                         NUMBER OF UNITS          PERCENT OF TOTAL
Apartment Investment and Management Company                       4,872.34                    21%
AIMCO Properties, LP (an affiliate of AIMCO)                      6,106.91                    26%

SCHEDULE 14A                                                       Page 18 of 20


                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.

               By Mail:                       By Overnight Courier:                By Hand:


       1275 Valley Brook Avenue             1275 Valley Brook Avenue         1275 Valley Brook Avenue
      Lyndhurst, New Jersey 07071          Lyndhurst, New Jersey 07071     Lyndhurst, New Jersey 07071


                  By Facsimile:                 For Information please call:

                  (201) 460-0050                  TOLL FREE (800) 461-2657

SCHEDULE 14A                                                       Page 19 of 20


                                PRELIMINARY COPY
                 WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP

                           CONSENT OF LIMITED PARTNER

         The undersigned, a limited partner of Winthrop Growth Investors 1 Limited Partnership (the "Partnership"), and the holder of units ("Units") of limited partnership interest in the Partnership, acting with respect to all of the Units owned by the undersigned, hereby:

1.      [ ] Consents           [ ] Withholds Consent     [ ] Abstains

         to the appointment of Nixon Peabody LLP as counsel to the Partnership for the Amendment referred to in the attached Consent Solicitation Statement, as provided in Section 10.3 of the Partnership Agreement,

                                       AND

2.      [ ] Consents           [ ] Withholds Consent     [ ] Abstains

         with respect to an amendment (the "Amendment") of Section 2.4 of the Partnership's Agreement of Limited Partnership to read in its entirety as follows:

         "Term.

         The Partnership commenced upon the filing with the Secretary of State of the Commonwealth of Massachusetts, on June 20, 1983, of an Agreement and Certificate of Limited Partnership pursuant to the Uniform Limited Partnership Act of the Commonwealth of Massachusetts and shall continue in full force and effect until December 31, 2021, or until dissolution prior thereto pursuant to the provisions hereof."

         IF NO ELECTION IS SPECIFIED, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT.

The undersigned hereby acknowledges receipt of the Consent Solicitation Statement, dated __________, 2003. THIS CONSENT IS SOLICITED ON BEHALF OF WINTHROP GROWTH INVESTORS 1 LIMITED PARTNERSHIP, BY TWO WINTHROP PROPERTIES, INC., THE MANAGING GENERAL PARTNER. A fully completed, signed and dated copy of this Consent Form should be sent to the Solicitation Agent by mail or overnight courier to the address specified below, or by fax to the fax number specified below, prior to midnight, New York City time on ______ __, 2003.

Dated:              , 2003
        ------------

By:
   --------------------------------

-----------------------------------
Please Print Name

If held jointly:

By:
   --------------------------------

-----------------------------------
Please Print Name

         Please sign exactly as you hold your Partnership Units. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.

SCHEDULE 14A                                                       Page 20 of 20
                           THE SOLICITATION AGENT IS:

                             THE ALTMAN GROUP, INC.

               By Mail:                       By Overnight Courier:                By Hand:

       1275 Valley Brook Avenue             1275 Valley Brook Avenue         1275 Valley Brook Avenue
      Lyndhurst, New Jersey 07071          Lyndhurst, New Jersey 07071     Lyndhurst, New Jersey 07071

                 By Facsimile:                 For Information please call:

                (201) 460-0050                  TOLL FREE (800) 461-2657